      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 10, 2005
                                                           REGISTRATION NO. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                KCS ENERGY, INC.
             (Exact name of registrant as specified in its charter)

                DELAWARE                                         22-2889587
      (State or other jurisdiction                            (I.R.S. Employer
    of incorporation or organization)                        Identification No.)

    5555 SAN FELIPE ROAD, SUITE 1200
             HOUSTON, TEXAS                                         77056
(Address of Principal Executive Offices)                         (Zip Code)

                                KCS ENERGY, INC.
               2005 EMPLOYEE AND DIRECTORS STOCK PLAN, AS AMENDED
                            (Full title of the plan)

                                 FREDERICK DWYER
                                KCS ENERGY, INC.
                        5555 SAN FELIPE ROAD, SUITE 1200
                              HOUSTON, TEXAS 77056
                     (Name and address of agent for service)

                                 (713) 877-8006
          (Telephone number, including area code, of agent for service)

                    -----------------------------------------

                                   COPIES TO:
                                 DIANA M. HUDSON
                                ANDREWS KURTH LLP
                             600 TRAVIS, SUITE 4200
                              HOUSTON, TEXAS 77002
                                 (713) 220-4200

                    -----------------------------------------

                         CALCULATION OF REGISTRATION FEE

                                           AMOUNT TO BE    PROPOSED MAXIMUM   PROPOSED MAXIMUM     AMOUNT OF
           TITLE OF SECURITIES              REGISTERED      OFFERING PRICE   AGGREGATE OFFERING  REGISTRATION
            TO BE REGISTERED                  (1)(2)        PER SHARE (3)          PRICE              FEE
---------------------------------------  ----------------  ----------------  ------------------  ------------
Common Stock, par value $0.01 per share  5,508,779 shares       $14.96         $82,411,333.84       $ 9,700

(1) Pursuant to Rule 416(a) under the Securities Act, there is also being registered such additional number of shares of Common Stock that become available under the plan because of events such as recapitalizations, stock dividends, stock splits or similar transactions effected without the receipt of consideration that increases the number of outstanding shares of common stock.

(2) Represents shares of Common Stock reserved for issuance under the KCS Energy, Inc. 2005 Employee and Directors Stock Plan, as amended.

(3) The registration fee for such shares was calculated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange Composition Tape on June 3, 2005.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

      The document(s) containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. KCS Energy, Inc. (the "Company") shall maintain a file of such documents in accordance with the provisions of Rule 428(a)(2) of the Securities Act. Upon request, the Company shall furnish to the Commission or its staff a copy of any or all of the documents included in the file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      The Company incorporates by reference in this registration statement the following documents and information previously filed with the Commission:

      (1) The annual report on Form 10-K for the fiscal year ended December 31, 2004 as filed by the Company with the Commission (File No. 001-13781) on March 16, 2005.

      (2) The quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2005 as filed by the Company with the Commission (File No. 001-13781) on May 10, 2005.

      (3) The current reports on Form 8-K as filed by the Company with the Commission (File No. 001-13781) on February 28, 2005 (except for
            Item 7.01 thereof and the related exhibit), April 5, 2005 (except for Item 7.01 thereof and the related exhibit), April 11, 2005, April 19, 2005 (except for Item 7.01 thereof and the related exhibit), May 19, 2005 and May 31, 2005.

      (4) The description of the Company's common stock contained in the Company's Registration Statement on Form 8-A (File No. 001-11698), dated January 25, 1993, filed with the Commission on January 27, 1993, and any amendment or report filed for the purpose of updating that description.

      All documents filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 and Item 7.01 on any current report on Form 8-K) subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

      Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Article IX(b)(1) of the Company's Restated Certificate of Incorporation states that:

      "Each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith if the person in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in this paragraph (b), the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this paragraph (b) shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers."

Further, pursuant to Article IX(b)(3) of the Restated Certification of Incorporation of the Company, the foregoing right to indemnification is not exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Restated Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

      Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides as follows:

      "(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

      (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

      (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

      (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

      (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

      (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

      (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

      (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

      (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

      The Company's Restated Certificate of Incorporation provide that the Company may secure insurance on behalf of any officer, director, employee or agent. Specifically, Article IX(b)(4) of the Company's Restated Certificate of Incorporation provides as follows:

      "The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law."

In accordance with its Restated Certificate of Incorporation, the Company has obtained an insurance policy providing for indemnification of officers and directors of the Company and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

      The Company's Restated Certificate of Incorporation and the DGCL limit the personal liability of directors to the Company and its stockholders for monetary damages resulting from breaches of the director's fiduciary duties. Section 102(b)(7) of the DGCL provides in part that a corporation's certificate of incorporation may contain:

      "A provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of this title; or (iv) for any transaction from which the director derived an improper personal benefit."

      Article IX(a) of the Company's Restated Certificate of Incorporation similarly states that:

      "A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit."

      Reference is made to Item 9 for the Company's undertakings with respect to indemnification for liabilities arising under the Securities Act.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8. EXHIBITS.

      Exhibit
      Number            Description
      --------          -----------

      +4.1 Restated Certificate of Incorporation of KCS Energy, Inc (incorporated by reference to Exhibit (3)i to Form 10-K (File No. 001-13781) filed with the Commission on April 2, 2001).

      +4.2 Restated By-Laws of KCS Energy, Inc. (incorporated by reference to Exhibit (3)iii to Form 10-K (File No. 001-13781) filed with the Commission on April 2, 2001).

      +4.3              Amendments to Restated By-Laws of KCS Energy, Inc.
                        effective April 22, 2003 (incorporated by reference to Exhibit 3.1 to Form 10-Q (File No. 001-13781) filed with the Commission on August 14, 2003).

      +4.4 Form of Common Stock Certificate, $0.01 Par Value (incorporated by reference to Exhibit 5 to registration statement on Form 8-A (No. 001-11698) filed with the Commission on January 27, 1993).

      +4.5 Indenture, dated as of April 1, 2004, among KCS Energy, Inc., certain of its subsidiaries and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 to Form 10-Q (File No. 001-13781) filed with the Commission on May 10, 2004).

      +4.6              Form of 7-1/8% Senior Note due 2012 (included in Exhibit
                        4.5).

      +4.7 First Supplemental Indenture, dated as of April 8, 2005, to Indenture dated as of April 1, 2004, among KCS Resources, Inc., Medallion California Properties Company, KCS Energy Services, Inc, Proliq, Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to Form 8-K (File No. 001-13781) filed with the Commission on April 11, 2005).

      *4.8              KCS Energy, Inc. 2005 Employee and Directors Stock Plan.

      +4.9 First Amendment of KCS Energy, Inc. 2005 Employee and Directors Stock Plan (incorporated by reference to
                        Exhibit 10.1 to KCS' Form 8-K (File No. 001-13781) filed with the Commission on May 19, 2005).

      *5.1 Opinion of Andrews Kurth LLP with respect to legality of the securities.

      *23.1             Consent of Ernst & Young LLP.

      *23.2             Consent of Netherland, Sewell and Associates, Inc.

      *23.3             Consent of Andrews Kurth LLP (included as part of
                        Exhibit 5.1).

      *24.1 Power of Attorney (set forth on the signature page of this registration statement).

----------
+ Incorporated by reference.
* Filed herewith.

ITEM 9. UNDERTAKINGS.

(a)   The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      Provided, however, That paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 10, 2005.

                                     KCS ENERGY, INC.

                                     By: /s/ Frederick Dwyer
                                         ---------------------------------------
                                             Frederick Dwyer
                                        Vice President, Controller and Secretary

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of KCS Energy, Inc. hereby constitutes and appoints James W. Christmas, Joseph T. Leary and Frederick Dwyer, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement on Form S-8 under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same, as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

        Signature                            Title                     Date
--------------------------- -------------------------------------  -------------
/s/ James W. Christmas      Chairman and Chief Executive Officer   June 10, 2005
--------------------------- (Principal Executive Officer)
   James W. Christmas

 /s/ William N. Hahne            President and Chief Operating     June 10, 2005
---------------------------         Officer and Director
    William N. Hahne

/s/ Joseph T. Leary          Vice President and Chief Financial    June 10, 2005
--------------------------- Officer (Principal Financial Officer)
     Joseph T. Leary

 /s/ Frederick Dwyer           Vice President, Controller and      June 10, 2005
---------------------------   Secretary (Principal Accounting
     Frederick Dwyer                    Officer)

 /s/ G. Stanton Geary                      Director                June 10, 2005
---------------------------
    G. Stanton Geary

 /s/ Gary A. Merriman                      Director                June 10, 2005
---------------------------
    Gary A. Merriman

/s/ Robert G. Raynolds                     Director                June 10, 2005
---------------------------
   Robert G. Raynolds

/s/ Joel D. Siegel                         Director                June 10, 2005
---------------------------
     Joel D. Siegel

/s/ Christopher A. Viggiano                Director                June 10, 2005
---------------------------
 Christopher A. Viggiano

                                  EXHIBIT INDEX

      Exhibit
      Number            Description
      --------          -----------

      +4.1 Restated Certificate of Incorporation of KCS Energy, Inc (incorporated by reference to Exhibit (3)i to Form 10-K (File No. 001-13781) filed with the Commission on April 2, 2001).

      +4.2 Restated By-Laws of KCS Energy, Inc. (incorporated by reference to Exhibit (3)iii to Form 10-K (File No. 001-13781) filed with the Commission on April 2, 2001).

      +4.3              Amendments to Restated By-Laws of KCS Energy, Inc.
                        effective April 22, 2003 (incorporated by reference to Exhibit 3.1 to Form 10-Q (File No. 001-13781) filed with the Commission on August 14, 2003).

      +4.4 Form of Common Stock Certificate, $0.01 Par Value (incorporated by reference to Exhibit 5 to registration statement on Form 8-A (No. 001-11698) filed with the Commission on January 27, 1993).

      +4.5 Indenture, dated as of April 1, 2004, among KCS Energy, Inc., certain of its subsidiaries and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 to Form 10-Q (File No. 001-13781) filed with the Commission on May 10, 2004).

      +4.6              Form of 7-1/8% Senior Note due 2012 (included in Exhibit
                        4.5).

      +4.7 First Supplemental Indenture, dated as of April 8, 2005, to Indenture dated as of April 1, 2004, among KCS Resources, Inc., Medallion California Properties Company, KCS Energy Services, Inc, Proliq, Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to Form 8-K (File No. 001-13781) filed with the Commission on April 11, 2005).

      *4.8              KCS Energy, Inc. 2005 Employee and Directors Stock Plan.

      +4.9 First Amendment of KCS Energy, Inc. 2005 Employee and Directors Stock Plan (incorporated by reference to
                        Exhibit 10.1 to KCS' Form 8-K (File No. 001-13781) filed with the Commission on May 19, 2005).

      *5.1 Opinion of Andrews Kurth LLP with respect to legality of the securities.

      *23.1             Consent of Ernst & Young LLP.

      *23.2             Consent of Netherland, Sewell and Associates, Inc.

      *23.3             Consent of Andrews Kurth LLP (included as part of
                        Exhibit 5.1).

      *24.1 Power of Attorney (set forth on the signature page of this registration statement).

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+ Incorporated by reference.
* Filed herewith.